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                                                                  Exhibit 21.1


                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



Subsidiary                                        Jurisdiction of Organization
----------                                        ----------------------------

1st Colonial National Bank                        United States of America